Exhibit 6.1

CONTRIBUTION AGREEMENT

This contribution agreement (this “Agreement”), dated [_______] __, 2021, is entered into by and among Solis Seattle LLC (the “Owner”) and 1300 East Pike Partners LLC (the “Investor”).

W I T N E S S E T H:

WHEREAS, the Owner owns and operates the commercial real estate property (the “Property”) described in the Amended and Restated Limited liability Company Agreement of the Owner, the form of which is attached as Exhibit A hereto (the “Amended and Restated LLC Agreement”);

WHEREAS, the Owner is a manager managed entity and currently the two managers are Brian Heather and Marc Coluccio (the “Managers”); and

WHEREAS, the Investor has been formed for the purpose of acquiring a membership interest in the Owner;

WHEREAS, the Investor wishes to purchase a membership interest (the “Interest”) in the Owner upon the terms and conditions set forth herein, and to be admitted to the Owner as a member thereof with the rights and privileges set forth herein and in the Amended and Restated LLC Agreement, subject to the terms and conditions set forth herein; and

WHEREAS, the Owner has agreed to provide certain management and information rights to the Investor as provided herein.

NOW THEREFORE, in consideration of the mutual promises and covenants of the parties hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       Contribution.

(a)       Upon the terms and subject to the conditions of this Agreement, the Investor agrees to become a member of the Owner and, in connection therewith, hereby agrees to make a capital contribution to the Owner (the “Contribution”) in the amount set forth on Exhibit B attached hereto in exchange for an Interest in the amount set forth on such Exhibit B.

(b)       The Contribution shall be made no later than the second business day following the closing of the Investor’s offering pursuant to Regulation A under the Securities Act of 1933, as amended (the “Offering”). The date on which the Contribution is made is hereinafter referred to as the “Contribution Date.” On the Contribution Date, (i) the Investor shall pay the Contribution to the Owner by wire transfer of immediately available funds to an account specified in writing by the Owner and (ii) the Owner shall provide evidence of the admission of the Investor as a member of the Owner with a capital account equal to the Interest. Each of the Owner and the Investor shall take such other actions and execute and deliver such instruments and other documents as may be necessary to admit the Investor as a member of the Owner with a capital account equal to the Interest. As used herein, “business day” means a date, other than a Saturday, Sunday or legal holiday, on which banks in the New York, New York are open for the general transaction of business.

2.       Due Authorization; Additional Representations.

(a)       The Investor hereby represents and warrants to the Owner that (i) it has the requisite power, authority, and capacity to execute, deliver and perform this Agreement, to make the Contribution and acquire the Interest and to comply with the terms of the Amended and Restated LLC Agreement, and such execution, delivery, performance and compliance does not conflict with, or constitute a default under or violation of, any instruments governing the Investor, any law, regulation or order, or any agreement to which the Investor is a party or by which the Investor may be bound and (ii) this Agreement constitutes a legal, valid, and binding obligation of the Investor enforceable against the Investor in accordance with its terms.

(b)        The Owner hereby represents and warrants to the Investor that (i) it has the requisite power, authority, and capacity to execute, deliver and perform this Agreement, to accept the Contribution and to admit the Investor as a member of the Owner with a capital account equal to the Interest, and such execution, delivery and performance does not conflict with, or constitute a default under, its current limited liability company agreement or any other instruments governing the Owner, or violate any law, regulation or order, or any agreement to which the Owner is a party or by which the Owner may be bound, (ii) this Agreement constitutes a legal, valid, and binding obligation of the Owner enforceable against the Owner in accordance with its terms, (iii) a true and complete copy of the Amended and Restated LLC Agreement is attached hereto as Exhibit A, and (iv) the Amended and Restated LLC Agreement complies in all material respects with the requirements of the LEX Requirements.

(c)        The Managers hereby represent and warrant to the Investor that they have the requisite capacity to execute, deliver and perform this Agreement.

3.       Covenants of the Owner and the Managers. (a) Concurrently with the execution of this Agreement, the Owner and the Managers will take such action as is necessary to enter into the Amended and Restated LLC Agreement; (c) concurrently with the execution of this Agreement, the Owner and the Managers will take such action as is necessary to enter into the Issuer Servicing Agreement, in the form attached hereto as Exhibit D (the “Servicing Agreement”); (d) so long at the Investor is a member of the Owner, (i) the Owner and the Managers will comply with the terms of the Amended and Restated LLC Agreement, including without limitation, the payment of distributions thereunder to the members of the Owner, (ii) the Owner and the Managers will comply with the terms of the Servicing Agreement and (iii) the Owner and the Managers will comply in all material respects with all applicable terms of the LEX ATS Issuer Agreement, in substantially the form attached hereto as Exhibit C (the “Platform Agreement”).

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4.       Events of Default.

(a)       The following shall be events of default under this Agreement (each, an “Event of Default”):

(i)       a material breach by the Owner or the Managers of any of its covenants or obligations under any of (A) this Agreement, (B) the Amended and Restated LLC Agreement, (C) the Servicing Agreement, and (D) the Platform Agreement; and

(ii)       any act of gross negligence, willful misconduct or misappropriation by the Owner or the Managers that is materially adverse to the Investor.

(b)       If an Event of Default is not cured, or is incapable of being cured, within 30 days’ following written notice thereof by the Investor or any holder (the “Holder”) of its equity interests (the “Units”) to the Owner, then each Holder shall have the right for a 60-day period, commencing at the end of such 30-day period, to cause the Owner to purchase such Holder’s Units at a price per Unit equal to the purchase price of such Unit, plus any accrued but unpaid distributions.

5.       Successor and Assigns. This Agreement shall (a) be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and (b) survive the admission of the Investor as a member of the Owner.

6.       Third Party Beneficiaries. The Holders are hereby designated as third-party beneficiaries of this Agreement with all rights to enforce this Agreement to the same extent as if they were parties hereto.

7.        Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Washington, without regard to the choice of law provisions thereof. Any suit, action, or proceeding with respect to this Agreement or any or all transactions relating hereto shall be brought only in the State or Federal courts located in the State of Washington. Each of the parties hereto hereby irrevocably (a) submits to the jurisdiction of the State and Federal courts in the State of Washington with respect to any such suit, action, or proceeding and agrees and consents that service of process as provided by the law of the State of Washington may be made upon it in any such suit, action, or proceeding brought in any of said courts, and agrees that it may not claim that any such suit, action, or proceeding has been brought in an inconvenient forum, and (b) consents to the service of process out of any of the aforesaid courts, in any such suit, action, or proceeding, by the mailing of copies thereof, by certified or registered mail, return receipt requested, addressed to it, in the case of the Owner, at the address of its principal executive office and, in the case of the Investor at the address of the Investor then appearing on the records of the Owner.

8.       Severability. If any provision of this Agreement is invalid or unenforceable pursuant to any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such applicable law. Any provision hereof which may be held invalid or unenforceable pursuant to any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof shall be severable.

9.       Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts. The counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties do not execute the same counterpart.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a deed on the date first set forth above.

SOLIS SEATTLE, LLC

By:
Name:	Marc Coluccio
Title:	Manager

Brian Heather, Manager

Marc Coluccio, Mananger

1300 EAST PIKE PARTNERS LLC

By:
Name:	Marc Coluccio
Title:	Managing Member

[Signature Page to Contribution Agreement]

Exhibit A

Amended and Restated LLC Agreement

Exhibit B

Contribution Amount:	$	[●]

Interest:		[●]	%

Exhibit C

Form of LEX ATS Issuer Agreement

Exhibit D

Issuer Servicing Agreement